BOOKS-A-MILLION(R)                                                 News Release
402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact: Richard S. Wallington
         Chief Financial Officer
         (205) 942-3737

   BOOKS-A-MILLION, INC. ANNOUNCES FOURTH QUARTER, YEAR-END FINANCIAL RESULTS
                          ----------------------------
              Fourth Quarter Comparable Stores Sales Increase 4.1%
                          ----------------------------
           Regular Quarterly Dividend Increased 60% to $0.08 Per Share

     BIRMINGHAM, Ala. (March 20, 2006) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the fourth quarter and fiscal year ended January 28, 2006.

     Net sales for the 13-week period increased 8.1% to $161.1 million from sales of $149.0 million in the year-earlier period. Comparable store sales for the quarter increased 4.1% when compared with the 13-week period for the prior year. Net income for the quarter was $11.2 million, or $0.66 per diluted share, compared with net income of $9.2 million, or $0.54 per diluted share, in the year-earlier period.

     For the fiscal year ended January 28, 2006, net sales increased 6.3% to $503.8 million from sales of $474.1 million in the prior year. Comparable store sales increased 3.3% when compared with fiscal 2005. For the fiscal year ended January 28, 2006, the Company reported net income of $13.1 million, or $0.77 per diluted share, compared with net income of $10.2 million, or $0.59 per diluted share, for fiscal 2005. The Company's results for the fiscal year ended January 28, 2006, included $754,000 in gains, net of taxes, from insurance recoveries for three stores that were permanently damaged by hurricanes during fiscal 2005. This gain increased net income for the fiscal year ended January 28, 2006, by approximately $0.04 per fully diluted share.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "We were very pleased with our results for the quarter. Sales were positive across a broad range of categories. Our core book business performed well, as did the gift business and the bargain book category. Children's books, teen fiction, biography, inspirational books and cooking all contributed to the solid results in comparable store sales. Bestsellers for the season included James Frey's Million Little Pieces, Nicholas Spark's At First Sight, titles related to The Chronicles Of Narnia and new books from James Patterson, Jimmy Carter, Patricia Cornwell and Paula Deen. The cafe business is increasingly competitive, and this trend has adversely impacted sales in the hot drink category. Our balance sheet remains strong and reflects continued attention to inventory management and debt reduction."

     The Board of Directors has declared an increase in the Company's quarterly cash dividend, up 60% to $0.08 per common share. The dividend will be paid on April 12, 2006, to shareholders of record at the close of business on March 29, 2006.

     The Company has reviewed its policy regarding future earnings guidance and has determined that it will no longer provide quarterly or annual earnings per share guidance. The Company believes this change will serve the interest of its shareholders as management focuses on the achievement of long-term objectives.

     Books-A-Million is one of the nation's leading book retailers and sells on the internet at www.booksamillion.com. The Company presently operates 205 stores in 19 states and the District of Columbia. The Company operates large superstores under the names Books-A-million and Books & Co. and traditional bookstores operating under the name Bookland.

BAMM Reports Fourth Quarter, Year-end Results
Page 2
March 20, 2006


                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                                                      13 Weeks Ended               52 Weeks Ended
                                                                --------------------------   --------------------------

                                                                  Jan. 28,        Jan. 29,       Jan. 28,        Jan. 29
                                                                     2006           2005           2006            2005

NET SALES                                                       $   161,093     $  148,991   $   503,751    $   474,099
   Cost of sales (including warehouse, distribution and
     store occupancy costs)                                         108,290        102,844       357,166        339,012
                                                                -----------     ----------   -----------    -----------
GROSS PROFIT                                                         52,803         46,147       146,585        135,087
   Operating, selling and administrative expenses                    30,309         26,834       109,160         99,207
   Gain on insurance recoveries                                          --             --        (1,248)            --
   Depreciation and amortization                                      3,725          4,460        15,636         17,788
                                                                -----------     ----------   -----------    -----------
OPERATING INCOME                                                     18,769         14,853        23,037         18,092
   Interest expense, net                                                262            366         1,441          1,874
                                                                -----------     ----------   -----------    -----------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                               18,507         14,487        21,596         16,218
   Income tax provision                                               7,362          5,360         8,545          6,001
                                                                -----------     ----------   -----------    -----------
INCOME FROM CONTINUING OPERATIONS                                    11,145          9,127        13,051         10,217
DISCONTINUED OPERATIONS:
   Income (loss) from discontinued operations
     (including loss on disposal)                                        57             43            27            (29)
   Income tax provision (benefit)                                        23             16            11            (11)
                                                                -----------     ----------   -----------    ------------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS                               34             27            16            (18)
                                                                -----------     ----------   -----------    -----------
NET INCOME                                                      $    11,179     $    9,154   $    13,067    $    10,199
                                                                ===========     ==========   ===========    ===========

NET INCOME PER COMMON SHARE:
Basic:
   Income from continuing operations                            $      0.68     $     0.56   $     0.80     $      0.62
   Loss from discontinued operations                                     --             --            --             --
                                                                -----------     ----------   -----------    -----------
   Net income                                                   $      0.68     $     0.56   $     0.80     $      0.62
                                                                ===========     ==========   ==========     ===========

Diluted:
   Income from continuing operations                            $      0.66     $     0.54   $     0.77     $      0.59
   Loss from discontinued operations                                     --             --            --             --
                                                                -----------     ----------   -----------    -----------
   Net income                                                   $      0.66     $     0.54   $     0.77     $      0.59
                                                                ===========     ==========   ==========     ===========

Weighted average shares outstanding:
   Basic                                                             16,547         16,290        16,384         16,453
                                                                ===========     ==========   ===========    ===========
   Diluted                                                           17,061         17,029        16,964         17,178
                                                                ===========     ==========   ===========    ===========


     Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.